EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our report dated January 27, 2000, included in this Form 10-K, into CopyTele, Inc.'s previously filed Registration Statement on Form S-8, as amended, (File No. 33-49402), Registration Statement on Form S-8 (File No. 33-72716), Registration Statement on Form S-8 (File No. 33-62381) and Registration Statement on Form S-8 (File No. 333-16933).

                                                             ARTHUR ANDERSEN LLP





Melville, New York
January 27, 2000